Exhibit 10.1

CONSULTING AGREEMENT AMENDMENT

CONSULTING AGREEMENT AMENDMENT (this "Amendment"), effective as of July 1, 2015, by and among Pharma-Bio Serv, Inc., a Delaware corporation (the “Company”), Strategic Consultants International, LLC, a Puerto Rico registered Limited Liability Corporation (the “Consultant”), and Elizabeth Plaza, residing in Dorado, Puerto Rico (“Plaza”).

W I T N E S S E T H:

WHEREAS, the Company, Consultant and Plaza have entered into that certain Consulting Agreement, effective as of January 1, 2014, as such Consulting Agreement has been and may be amended, restated or otherwise modified from time to time, including, without limitation, that certain Consulting Agreement Amendment effective January 1, 2015 (the "Consulting Agreement").  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Consulting Agreement; and

WHEREAS, the Company, Consultant and Plaza desire to modify the Consulting Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 2 of the Consulting Agreement is amended and restated in its entirety as follows:

Services to Be Performed. Consultant will consult with the Board regarding the Company’s strategic initiatives, company services, management, operations and other matters as may be requested from time to time by the Board and will consult with senior management regarding the daily operations of the Company (the "Services"). Consultant shall report directly to the Board. The Consultant agrees to use its best efforts in the performance of the Services under this Agreement. The Consultant shall cooperate with the Company’s personnel and shall observe all Company rules, including specifically those relating to discrimination and harassment, security and confidentiality.

2.
Except as expressly amended by the terms of this Amendment and all prior amendments to the Consulting Agreement, the terms of the Consulting Agreement shall remain in effect and are unchanged by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment in Dorado, Puerto Rico, this 7th day of July, 2015.

PHARMA-BIO SERV, INC.	STRATEGIC CONSULTANTS INTERNATIONAL LLC:

/s/ Pedro J. Lasanta	/s/ Elizabeth Plaza
Name: Pedro J. Lasanta	Name: Elizabeth Plaza
Title: Chief Financial Officer and Vice President – Finance and Administration and Secretary	Title: Elizabeth Plaza

/s/ Elizabeth Plaza
Elizabeth Plaza, individually